                                                                      EXHIBIT 21

                 SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

                                                        STATE OF      PERCENTAGE
                                                      JURISDICTION    OF VOTING
                                                           OF         SECURITIES
NAME OF SUBSIDIARY                                    INCORPORATION     OWNED
------------------                                  ----------------- ----------
Alchem, Inc. ...................................... Massachusetts        100%(1)
A.M.P. San Juan, S.A. ............................. Argentina             20%(1)
Bauer & Black, Inc. ............................... Delaware             100%
BBL Realty, Inc. .................................. Maryland             100%(1)
B D Polska, Ltd. Sp. z.o.o. ....................... Poland               100%(1)
B-D (Cambridge, U.K.) Ltd. ........................ United Kingdom       100%(1)
B-D U.K. Holdings Limited.......................... United Kingdom       100%(1)
Becton Dickinson AcuteCare Holdings, Inc. ......... Delaware             100%
Becton Dickinson AcuteCare, Inc. .................. Massachusetts        100%(1)
Becton, Dickinson A.G. ............................ Switzerland          100%(1)
Becton, Dickinson Aktiebolag....................... Sweden               100%(1)
Becton Dickinson Asia Limited...................... Singapore            100%(1)
Becton Dickinson (Braunschweig) GmbH............... Germany              100%(1)
Becton, Dickinson and Company, Ltd. ............... Ireland              100%
Becton Dickinson Benelux N.V. ..................... Belgium              100%(1)
Becton, Dickinson B.V. ............................ Netherlands          100%
Becton Dickinson Canada Inc. ...................... Canada               100%(1)
Becton Dickinson Chile, S.A. ...................... Chile                100%(1)
Becton Dickinson de Columbia Ltda. ................ Columbia             100%(1)
Becton Dickinson del Uruguay S.A. ................. Uruguay              100%(1)
Becton, Dickinson de Mexico, S.A. de C.V. ......... Mexico               100%(1)
Becton Dickinson Diagnostics Inc. ................. Delaware             100%
Becton Dickinson Distribution Center N.V. ......... Belgium              100%
Becton, Dickinson--France, S.A. ................... France               100%
Becton Dickinson Enterprises Incorporated.......... New Jersey           100%(1)
Becton Dickinson Ithalat Ihracit Ltd., Sirketi..... Turkey               100%(1)
Becton, Dickinson GESBMSH.......................... Austria              100%(1)
Becton, Dickinson GmbH............................. Germany              100%(1)
Becton Dickinson Hellas S.A. ...................... Greece               100%
Becton Dickinson Image Cytometry B.V. ............. Netherlands          100%(1)
Becton, Dickinson Industrias Cirurgicas, S.A. ..... Brazil               100%(1)
Becton Dickinson India Pvt. Ltd. .................. India                100%(1)
Becton Dickinson Insulin Syringe, Ltd. ............ British W. Indies    100%(1)
Becton, Dickinson--Italia S.p.A. .................. Italy                100%(1)
Becton Dickinson Korea, Inc. ...................... Korea                100%(1)
Becton Dickinson (Mauritius) Limited............... Mauritis             100%(1)
Becton Dickinson Medical Devices Co. Ltd. Suzhou... China                 70%(1)
Becton Dickinson Medical Products Pte. Ltd. ....... Singapore            100%(1)
Becton Dickinson Monoclonal Center, Inc. .......... Delaware             100%(1)
Becton Dickinson New Zealand....................... New Zealand          100%(1)
Becton Dickinson Overseas Services Ltd. ........... Nevada               100%(1)
Becton Dickinson O.Y. ............................. Finland              100%
Becton Dickinson Pen Limited....................... Ireland              100%
Becton Dickinson Penel Limited..................... Ireland              100%
Becton Dickinson Philippines, Inc. ................ Philippines          100%(1)

                                                          STATE OF    PERCENTAGE
                                                        JURISDICTION  OF VOTING
                                                             OF       SECURITIES
NAME OF SUBSIDIARY                                     INCORPORATION    OWNED
------------------                                     -------------- ----------
Becton Dickinson Pty. Ltd. ........................... Australia         100%
Becton Dickinson Research Corporation................. Nevada            100%
Becton Dickinson, S.A. ............................... Spain             100%(1)
Becton Dickinson Sdn.Bhd. ............................ Malaysia          100%(1)
Becton Dickinson (Thailand) Limited................... Thailand          100%(1)
Becton, Dickinson U.K. Limited........................ United Kingdom    100%(1)
Becton Dickinson Infusion Therapy Inc. ............... Delaware          100%
Becton Dickinson Vascular Access, S.A. de C.V. ....... Mexico            100%(1)
Becton Dickinson Venezuela, C.A....................... Venezuela         100%(1)
Becton Dickinson Worldwide, Inc. ..................... Delaware          100%
Bedins Ltd. .......................................... Bermuda           100%(1)
Belvedere, Inc. ...................................... New Hampshire     100%(1)
Benex Ltd. ........................................... Ireland           100%
BMS Realty, Inc. ..................................... Maryland          100%(1)
Cascade Medical Leasing, Inc. ........................ Oregon            100%(1)
Cell Analysis Systems, Inc. .......................... Illinois          100%
Collaborative Biomedical Products, Inc. .............. Delaware          100%
DWS, Inc. ............................................ Oregon            100%
JLI Leasing, Inc. .................................... Maryland          100%(1)
Johnston Ferguson Vestal, Inc. ....................... Maryland          100%
Johnston Laboratories, Inc. .......................... Maryland          100%
Med-Safe Systems, Inc. ............................... California        100%(1)
MICROPETTE, Inc. ..................................... Delaware          100%
Nippon Becton Dickinson Company, Ltd. ................ Japan             100%(1)
Phase Medical, Inc. .................................. California        100%(1)
Promedicor de Mexico, S.A. de C.V. ................... Mexico            100%(1)
Radem Medical, S.A. .................................. South Africa      100%(1)
Rindanor BD Sociodad Anomina Uruguay.................. Uruguay           100%(1)
228 Coshocton, Inc. .................................. Nevada            100%(1)

--------
(1) Owned by a subsidiary of Becton, Dickinson and Company